Exhibit 10.36

SECOND AMENDMENT OF LEASE

This Second Amendment of Lease (the “Amendment”) is entered into this 22nd day of July, 2003 (the “Effective Date”), by and between Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (“Landlord”) and Vignette Corporation, a Delaware corporation (“Tenant”).

WITNESSETH

WHEREAS, in October, 2000, Landlord and Tenant entered into that certain Lease Agreement (the “Original Lease”) for leased premises consisting of 108,990 square feet of Net Rentable Area located on the first, third and lower level (the “Premises”) of the building known as Four Barton Skyway and located at 1301 South Mo-Pac Expressway, Austin, Texas (the “Building”).

WHEREAS, Landlord and Tenant entered into that certain First Amendment of Lease (the “First Amendment”) dated as of November 12, 2001 (the Original Lease, as amended by the First Amendment is referred to herein collectively as the “Lease”, which by this reference the Lease is incorporated herein for all purposes);

WHEREAS, Tenant and Landlord desire to amend the Lease as herein provided.

NOW, THEREFORE, for and in consideration of the mutual terms and conditions expressed herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Effective on August 1, 2003 (the “Expansion Premises Commencement Date”), Landlord and Tenant agree that the Premises shall be expanded by approximately 760 square feet of Net Rentable Area, located on the third floor of the Building (“Expansion Premises”), bringing the total Premises to 109,750 square feet of Net Rentable Area. All references in the Lease to the Premises from and after the Expansion Premises Commencement Date shall refer to the Premises and the Expansion Premises.

2. The floor plan for the Expansion Premises is attached hereto as Exhibit A-l and is made a part of the Lease for all purposes as Exhibit A-l to the Lease.

3. The Expansion Premises shall be leased to Tenant in its “as is–with all faults” condition.

4. Base Rent shall commence for the Expansion Premises on the Expansion Premises Commencement Date and shall be $15,200 per annum ($20 per square foot per annum of Net Rentable Area of the Expansion Premises), payable in the manner provided for Base Rent in the Lease.

5. The Term as it applies to the Expansion Premises is coterminous with the expiration of the Term of the Lease.

6. Effective on the Expansion Premises Commencement Date, Tenant’s Share shall be 49.37%.

7. This Amendment shall be governed in all respects by the laws of the State of Texas.

8. The Lease, as hereby amended, is hereby ratified and confirmed and shall continue in full force and effect.

9. All capitalized terms not otherwise defined herein shall have the meanings ascribed to said terms in the Lease.

10. The parties hereto may execute this Amendment in one or more identical counterparts, all of which when taken together will constitute one and the same instrument. Copied or telecopied signatures may be attached hereto and shall have the same binding and legal effect as original signatures.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first set forth above.

LANDLORD:

Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership

By:	Prentiss Properties I, Inc., a Delaware corporation, general partner

	By:	/s/ William J. Reister
	Name:	William J. Reister
	Title:	Vice President

	By:	/s/ Christopher M. Hipps
	Name:	Christopher M. Hipps
	Title:	Executive Vice President

TENANT:

Vignette Corporation, a Delaware corporation

By:	/s/ Charles W. Sansbury
Name:	Charles W. Sansbury
Title:	SVP & CFO
7/21/03

APPROVED: Illegible
VIGNETTE LEGAL

Exhibit A-l

Floor Plan for Expansion Premises

# FOUR BARTON SKYWAY
# FLOOR 3

62'-5½"
45'-9"
45'-9"
ELEV. LOBBY
41'-6"
45'-9"
62'-5½"

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